UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011 (July 14, 2011)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 14, 2011, Petrohawk Energy Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BHP Billiton Limited, a corporation organized under the laws of Victoria, Australia (“Guarantor”), BHP Billiton Petroleum (North America) Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Guarantor, and North America Holdings II Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, pursuant to which Merger Sub will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $38.75 per Share, net to the seller in cash (the “Offer Price”), without interest.

The Merger Agreement also provides that following consummation of the Offer and satisfaction or waiver of certain customary conditions, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent.  Upon completion of the Merger, each un-tendered Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by (i) Parent, the Company or their respective wholly owned subsidiaries and (ii) stockholders of the Company who properly demand appraisal in connection with the Merger under the Delaware General Corporation Law (the “DGCL”)) will be converted into the right to receive the Offer Price.

If Merger Sub holds 90% or more of the outstanding Shares following the consummation of the Offer (the “Short-Form Threshold”), the parties will effect the Merger as a short-form merger under the DGCL without the need for approval by the Company’s stockholders.  In addition, subject to the terms of the Merger Agreement and applicable law, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after consummation of the Offer, to purchase from the Company that number of Shares as would be necessary for Parent and its affiliates to own one Share more than the Short-Form Threshold. If the Offer is consummated but the Short-Form Threshold is not attained, the Company, Parent and Merger Sub will effect the Merger following stockholder approval, either pursuant to an action by written consent or a special stockholders’ meeting. In either case, Merger Sub will vote all Shares it acquires pursuant to the Offer in favor of the adoption of the Merger Agreement, thereby assuring approval.

Consummation of the Offer is subject to several conditions, including: (i) that a majority of the Shares outstanding (generally determined on a fully diluted basis) be validly tendered and not properly withdrawn prior to the expiration date of the Offer (as such expiration date may be extended pursuant to the Merger Agreement); (ii) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) clearance from the Committee on Foreign Investment in the United States; (iv) the absence of a material adverse effect on the Company; and (v) certain other customary conditions. The Offer is not subject to a financing condition.

The Company has made customary representations, warranties and covenants in the Merger Agreement.  The Company’s covenants include covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, restrictions on soliciting proposals for alternative transactions, public disclosures and other matters.  The Merger Agreement contains certain termination rights of Parent and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $395 million.

The board of directors of the Company has resolved to recommend that stockholders of the Company tender their Shares into the Offer and, if necessary, vote to adopt the Merger Agreement.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement. Factual disclosures about Guarantor, Parent, Merger Sub or the Company or any of their respective affiliates contained in this Current Report on Form 8-K or in their respective public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), as applicable, may supplement, update or modify the factual disclosures about Guarantor, Parent, Merger Sub and the Company or any of their respective affiliates contained in the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by Parent, Purchaser and the Company were qualified and subject to important limitations agreed to by Parent, Purchaser and the Company in connection with negotiating the terms of the Merger Agreement. In particular, the representations and warranties contained in the Merger Agreement and described in this summary were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Offer or the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Current Report on Form 8-K, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this Current Report on Form 8-K.

Retention Agreements; Termination of Employment Agreements

At Parent’s request and direction, and as an inducement to Parent’s willingness to enter into the Merger Agreement, the Company entered into Retention Agreements (each, a “Retention Agreement”) contemporaneously with the execution of the Merger Agreement.  The Retention Agreements are to be effective only if and when Parent accepts for payment Shares validly tendered and not withdrawn pursuant to the terms and conditions of the Offer (such time of acceptance, the “Acceptance Time”).  Retention Agreements were entered into with each of Floyd Wilson, Mark Mize, Stephen Herod, Weldon Holcombe, Richard Stoneburner, Larry Helm and David Elkouri (each, an “Executive”) on July 14, 2011, to continue the employment of each Executive with the Company for a period of time following the Acceptance Time.  For those Executives who currently have employment agreements with the Company, such employment agreements are superseded and replaced in their entirety by the Retention Agreements as of the effective time of such Retention Agreement.

Under Mr. Wilson’s Retention Agreement (attached hereto as Exhibit 10.1), from the Acceptance Time until the day that is 60 days after the Acceptance Time (the “Wilson Retention Date”), Mr. Wilson is entitled to receive (i) a base salary at an annual rate of at least $1,000,000 and (ii) a prorated portion of his 2010 bonus (which was equal to $2,500,000) for the bonus year ending on December 31, 2011. Mr. Wilson is also entitled to receive a retention bonus payment of $2,000,000 payable on the Acceptance Time, subject to his execution of a general release of claims.  Mr. Wilson’s Retention Agreement also provides that Mr. Wilson will enter into a consulting agreement (the “Consulting Agreement”) with the Company beginning after the Wilson Retention Date and ending six months thereafter (the end of such period, the “End Date”) under which Mr. Wilson will provide services to the Company (which shall be no more than 20% of the average level of services performed by Mr. Wilson for the Company over the 36-month period immediately preceding the effective date of the Consulting Agreement).  Mr. Wilson will be entitled to receive $3,000,000 for his services under the Consulting Agreement (the “Consulting Fee”), payable 12 months after Mr. Wilson’s termination of employment under the Retention Agreement. The Company can terminate the Consulting Agreement before the End Date for Cause (as defined in the Consulting Agreement) without any further obligations to Mr. Wilson or without Cause, provided that the Company pays Mr. Wilson the full Consulting Fee on the date of termination.

Under the Retention Agreement for Mr. Mize (the “90 Day Executive”) (which was entered into substantially in the form attached hereto as Exhibit 10.2), from the Acceptance Time until the day that is 90 days after the Acceptance Time (the “90-Day Retention Date”), the 90 Day Executive is entitled to receive (i) a minimum annual base salary of $400,000 and (ii) a prorated portion of his 2010 bonus (which was equal to $560,000) for the bonus year ending on December 31, 2011.  The 90 Day Executive is also entitled to receive a retention bonus payment of $400,000 on the Acceptance Time, subject to his execution of a general release of claims.

Under the Retention Agreement for Mr. Herod (the “180 Day Executive”) (which was entered into substantially in the form attached hereto as Exhibit 10.3), from the Acceptance Time until the day that is 180 days after the Acceptance Time (the “180 Day Retention Date” and together with the Wilson Retention Date and the 90-Day Retention Date, the “Retention Dates”), the 180 Day Executive is entitled to receive (i) a minimum annual base salary of $400,000 and (ii) a minimum guaranteed bonus of $720,000 for the bonus year ending on December 31, 2011 (“2011 Bonus Payment”) and a prorated portion of the 180 Day Executive’s 2011 Bonus Payment for the bonus year ending on December 31, 2012.  The 180 Day Executive is also entitled to receive a retention bonus payment of $800,000 on the Acceptance Time, subject to his execution of a general release of claims.

Under the Retention Agreements for Mr. Stoneburner and Mr. Holcombe (each, a “2014 Executive”) (which were entered into substantially in the form attached hereto as Exhibit 10.4), each 2014 Executive is entitled to receive (i) a minimum annual base salary ($575,000 for Mr. Stoneburner and $400,000 for Mr. Holcombe) during the time period from the Acceptance Time until December 31, 2012 and (ii) a guaranteed bonus ($720,000 for Mr. Stoneburner and $560,000 for Mr. Holcombe) for each of the bonus years ending on December 31, 2011 and December 31, 2012, provided that the 2014 Executive is actively employed with the Company on the date of payment of the bonus for the bonus year ending on December 31, 2011, and on December 31, 2012 (subject to certain exceptions).  Each 2014 Executive is also entitled to receive retention bonus payments (each, a “Retention Payment”) ($1,295,000 for Mr. Stoneburner and $960,000 for Mr. Holcombe) on each of (1) the Acceptance Time, (2) the eight-month anniversary of the Acceptance Time and (3) December 31, 2012, for a total retention bonus of $3,885,000 for Mr. Stoneburner and $2,880,000 for Mr. Holcombe, provided that the 2014 Executive is actively employed with the Company on each such date.  Each 2014 Executive will also receive a grant of Guarantor restricted stock units (“RSUs”) having a fair market value as of the Acceptance Time equal to $3,450,000 for Mr. Stoneburner and $2,400,000 for Mr. Holcombe.  These RSUs will vest in equal installments on December 31, 2012, August 31, 2013 and August 31, 2014 provided that the 2014 Executive is still employed by the Company on each such vesting date (although if the 2014 Executive’s employment is terminated by reason of a Qualifying Termination (as defined below) prior to the payment of the second Retention Payment, one-third of the RSUs shall vest upon such Qualifying Termination).

Under the Retention Agreements for Mr. Helm and Mr. Elkouri (each, a “2012 Executive” and together with the 2014 Executives, the “Long Term Executives”) (which were entered into substantially in the form attached hereto as Exhibit 10.5), each 2012 Executive is entitled to receive (i) a minimum annual base salary of $400,000 (such amount, the “Minimum Base Salary”) from the Acceptance Time until December 31, 2012 and (ii) a minimum guaranteed bonus of $560,000 for each of the bonus years ending on December 31, 2011 and December 31, 2012, provided that the 2012 Executive is actively employed with the Company on the date of payment of the bonus for the bonus year ending on December 31, 2011, and on December 31, 2012 (subject to certain exceptions).  Each 2012 Executive is also entitled to receive Retention Payments equal to $960,000 on each of (1) the Acceptance Time, (2) the eight-month anniversary of the Acceptance Time and (3) December 31, 2012, for a total retention bonus of $2,880,000, provided that the 2012 Executive is actively employed with the Company on each such date.  Each 2012 Executive will also receive a grant of Guarantor RSUs having a fair market value as of the Acceptance Time equal to two times his or her Minimum Base Salary, which will vest on December 31, 2012 provided the 2012 Executive is still employed by the Company on such date (although if the 2012 Executive’s employment is terminated by reason of a Qualifying Termination (as defined below) prior to the payment of the second Retention Payment, the RSUs shall vest upon such Qualifying Termination).

In addition to the Retention Agreements described above, each of which have been entered into with executive officers of the Company at the Executive Vice President level or above, the Company has entered into Retention Agreements providing for lower payments based upon the respective salaries and bonuses of certain officers of the Company below the Executive Vice President level, including: Ellen DeSanctis, whose Retention Agreement is substantially in the form of the 90 Day Executive’s Retention Agreement; Charlie Latch, whose Retention Agreement is substantially in the form of the 180 Day Executive’s Retention Agreement; and Tina Obut and Byron Charboneau, whose Retention Agreements are substantially in the form of the 2012 Executives’ Retention Agreements.

Each Retention Agreement provides for a gross-up payment (equal to the amount of any excise tax) in the event that any payment or benefit becomes subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with this transaction.

In addition, under the terms of the Retention Agreements and subject to the Executives’ execution of a release, in the event of a termination of an Executive’s employment (i) by the Company without Cause (as defined in the Retention Agreements), (ii) by Executive for Good Reason (as defined in the Retention Agreements), (iii) due to Executive’s death or (iv) upon such date Executive’s employment terminates due to Executive becoming entitled to receive benefits under the long-term disability insurance plan in which Executive participates (any such termination, a “Qualifying Termination”) on or before (1) the two-year anniversary of the Acceptance Time for the Long Term Executives, or (2) the Retention Date applicable to the Retention Agreements for Messrs. Wilson, Mize and Herod, respectively, Executive shall receive (A) an amount equal to (i) two times Executive’s base salary (the greater of Executive’s base salary at termination date and his or her base salary immediately before the Acceptance Time), plus (ii) two times Executive’s bonus (the greater of the bonus payable to Executive for the year in which termination occurs or the bonus paid to Executive for the 2010 bonus year) and (B) for two years following Executive’s termination, the Company will continue to maintain and pay premiums for medical and dental benefits for Executive and his family (such payments and benefits collectively, the “Severance Benefits”). Notwithstanding the foregoing, for Mr. Wilson, the 90 Day Executive and the 180 Day Executive, so long as the Executive’s employment has not been terminated earlier, as of the Wilson Retention Date, the 90 Day Retention Date and the 180 Day Retention Date, respectively, the Executive’s employment will be terminated, and the Executive will be entitled to receive the Severance Benefits unless there is a mutually agreeable extension of the term of employment. Under the terms of the Retention Agreements for the 2012 Executives and 2014 Executives, in the event of a termination of employment by any such Executive without Good Reason, the Company will continue to maintain and pay premiums for medical and dental benefits for Executive and his family for 18 months following Executive’s termination.

Each Retention Agreement also contains confidentiality requirements, as well as covenants that Executive will not (i) disparage the Company (including then-current officers and directors) during employment and for two years following termination, (ii) compete with the Company within a certain area or solicit certain customers during employment, in each case, for six months following termination, or (iii) solicit certain Company employees and contractors during employment and for one year following termination.

The foregoing descriptions of each of the Retention Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, forms of which are attached hereto as referenced above and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01.	Other Items.

The Company and the Guarantor issued a joint press release on July 15, 2011 regarding the matters described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

The Offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of the Company or any other securities.  On the commencement date of the Offer, (i) a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Purchaser, Parent and Guarantor with the SEC, and (ii) a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed by the Company with the SEC.  The offer to purchase shares of the Company common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO.  INVESTORS AND SECURITIES HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of these statements (when available) and other public documents filed with the SEC at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this Form 8-K, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, planned capital expenditures, potential increases in oil and natural gas production, the number and location of wells to be drilled in the future, future cash flows and borrowings, pursuit of potential acquisition opportunities, financial position, business strategy and other plans and objectives for future operations, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Such forward-looking statements include the ability of the Company, Parent and Purchaser to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Shares will be tendered in the Offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the Offer or Merger on the Company’s business and the fact that the announcement and pendency of the Offer and Merger may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that shareholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, and other risks detailed in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: July 20, 2011	By:	/s/ C. Byron Charboneau
	Name:	C. Byron Charboneau
	Title:	Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2011, by and among BHP Billiton Limited, BHP Billiton Petroleum (North America) Inc., North America Holdings II Inc. and Petrohawk Energy Company.

10.1	Executive Retention Agreement, dated as of July 14, 2011, between the Company and Floyd Wilson.

10.2	Form of Executive Retention Agreement between the Company and the 90 Day Executive.

10.3	Form of Executive Retention Agreement between the Company and the 180 Day Executive.

10.4	Form of Executive Retention Agreement between the Company and the 2014 Executives.

10.5	Form of Executive Retention Agreement between the Company and the 2012 Executives.

99.1	Joint Press Release issued by Petrohawk Energy Company and BHP Billiton Limited, dated July 15, 2011.